Exhibit 99.1

Ault Alliance Receives an Investment of $41.5 Million from Ault & Company

LAS VEGAS--(BUSINESS WIRE) – December 15, 2023 – Ault Alliance, Inc. (NYSE American: AULT), a diversified holding company (“Ault Alliance,” or the “Company”), today announced the closing of a $41.5 million financing (the “Financing”) with Ault & Company, Inc. (“A&C”), an affiliate of the Company, pursuant to the Securities Purchase Agreement (the “Agreement”) entered into between the Company and A&C on November 6, 2023.

The Financing had three separate closings, all of which occurred on December 14, 2023. The Company utilized proceeds from the closings to pay off the $20.4 million owed to the Company’s senior lenders (the “Lenders”) as well as repay the $17.5 million owed to A&C under the senior secured convertible promissory note issued on October 13, 2023. The Company issued 41,500 shares of Series C convertible preferred stock (the “Preferred Stock”) to A&C which, while subject to adjustment in the future, are as of the date of the Agreement convertible into approximately 198 million shares of the Company’s common stock (“Common Stock”) at a conversion price (the “Conversion Price”) of $0.2098 per share and warrants (the “Warrants”) to purchase approximately 307 million shares of Common Stock at $0.1353 per share (the “Exercise Price”).

On December 14, 2023, the Common Stock closed at $0.088 per share (the “Closing Price”). Consequently, the Conversion Price constitutes approximately 238% of the Closing Price, while the Exercise Price represents approximately 154% of the Closing Price.

The issuance of Common Stock, upon either the conversion of the Preferred Stock or the exercise of the Warrants, is subject to approval of the NYSE American and the Company’s stockholders.

The Company, along with its wholly owned subsidiaries Sentinum, Inc. (“Sentinum”), Third Avenue Apartments LLC (“Third Avenue”), Alliance Cloud Services, LLC (“Alliance Cloud”), BNI Montana, LLC (“BNI Montana”), Ault Lending, LLC (“Ault Lending”), Ault Global Real Estate Equities, Inc. (“AGREE”) and Ault Aviation, LLC (“Ault Aviation” and collectively with the Company, Sentinum, Third Avenue, Alliance Cloud, BNI Montana, Ault Lending and AGREE, the “Guarantors”) entered into a Loan and Guaranty Agreement with the Lenders, pursuant to which the Guarantors guaranteed the repayment of secured promissory notes issued by the Lenders in the aggregate amount of $38,918,919 to A&C.

The Company believes that it is important for investors to understand that the net effect of this transaction is, in essence, to replace a third party lender with A&C, a lender that is affiliated with the Company. For one, a related party must meet certain criteria governing the terms of the transaction that AAI’s principal regulator, the NYSE American, would not require of an arm’s length third party. Further, and of equal if not greater value to the Company’s stockholders, by virtue of the principals of A&C being very similar to those of the Company, these individuals have an inherent vested interest in seeing the Company succeed, which cannot, as a general rule, be said for unaffiliated parties. A&C has assumed what was previously a debt owed by the Company to a third party lender and used the funds lent to it to not only bolster the Company’s financial position but free it from arduous obligations contained in the loan documents with the third party lender. While the Company and certain of its subsidiaries and affiliates have guaranteed the debt owed by A&C to the third party, it is no longer the actual debtor, having issued equity to eliminate its own debt to the lender.

Milton ‘Todd” Ault, III, the Company’s Executive Chairman and the Chief Executive Officer of Ault & Company, stated, “The Company and its management entered into the foregoing transactions based on their collective belief in the Company’s future and the path laid out over the previous few years. As stewards of both Ault & Company and Ault Alliance, which are led by essentially the same individuals, our leadership team has a unique, dual perspective that reinforces our commitment to this course of action. By securing a majority beneficial ownership of Ault Alliance through this process, subject to approval of the Company’s stockholders at the Company’s forthcoming annual meeting, we are not only demonstrating our confidence in the Company’s future but also actively shaping it. I strongly believe that this financing will fortify the Company’s capital structure and its balance sheet. As a result of closing of this financing, the Company is poised to improve its profitability and cash flow as well as position itself for strong future growth.”

Mr. Ault added that “As an activist investor focused on identifying value, particularly the equity of undervalued companies, I have consistently communicated to the market the value I perceive in Ault Alliance. I remain convinced that Ault Alliance's assets are significantly undervalued, and my macro-outlook for the Company is more robust than ever. Through this financing, the Company has secured $41.5 million in new equity, enabling us to further strengthen our existing assets and keep growing its operations, as we have since current management assumed control of the Company.”

The material terms of the Agreement, the Preferred Stock and Warrants were described in the Form 8-K filed by the Company with the Securities and Exchange Commission on November 7, 2023.

For more information on Ault Alliance and its subsidiaries, Ault Alliance recommends that stockholders, investors, and any other interested parties read Ault Alliance’s public filings and press releases available under the Investor Relations section at www.Ault.com or at www.sec.gov.

About Ault Alliance, Inc.

Ault Alliance, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, Ault Alliance owns and operates a data center at which it mines Bitcoin and offers colocation and hosting services for the emerging artificial intelligence ecosystems and other industries, and provides mission-critical products that support a diverse range of industries, including metaverse platform, oil exploration, crane services, defense/aerospace, industrial, automotive, medical/biopharma, consumer electronics, hotel operations and textiles. In addition, Ault Alliance extends credit to select entrepreneurial businesses through a licensed lending subsidiary. Ault Alliance’s headquarters are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141; www.Ault.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties.

Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8- K. All filings are available at www.sec.gov and on the Company’s website at www.Ault.com.

Ault Alliance Investor Contact:

IR@Ault.com or 1-888-753-2235